Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Fourth Quarter and Year End 2008 Operating Results
Baton Rouge, LA — Thursday, February 26, 2009 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and the year ended December 31, 2008.
Fourth Quarter Results
Lamar reported net revenues of $279.3 million for the fourth quarter of 2008 versus $304.9 million for the fourth quarter of 2007, an 8.4% decrease. Operating income for the fourth quarter of 2008 was $23.8 million as compared to $51.3 million for the same period in 2007. There was a net loss of $6.8 million for the fourth quarter of 2008 compared to net earnings of $4.5 million for the fourth quarter of 2007.
Adjusted EBITDA, which we refer to herein as EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net income at the end of this release), for the fourth quarter of 2008 was $114.4 million versus $141.6 million for the fourth quarter of 2007, a 19.2% decrease.
Free cash flow (defined as EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the fourth quarter of 2008 was $52.2 million as compared to $41.4 million for the same period in 2007, a 26.1% increase.
Pro forma net revenue for the fourth quarter of 2008 decreased 11.7% and pro forma EBITDA decreased 20.4% as compared to the fourth quarter of 2007. Pro forma net revenue and EBITDA include adjustments to the 2007 period for acquisitions and divestitures for the same time frame as actually owned in the 2008 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Twelve Months Results
Lamar reported net revenues of $1.20 billion for the twelve months ended December 31, 2008 versus $1.21 billion for the same period in 2007, a 0.9% decrease. Operating income for the twelve months ended December 31, 2008 was $180.0 million as compared to $227.8 million for the same period in 2007. EBITDA decreased 8.1% to $513.2 million for the twelve months ended December 31, 2008 versus $558.3 million for the same period in 2007. There was net income of $9.7 million for the twelve months ended December 31, 2008 as compared to net income of $46.2 million for the same period in 2007.
Free Cash Flow for the twelve months ended December 31, 2008 was $172.4 million as compared to $152.1 million for the same period in 2007, a 13.3% increase.

Stock Repurchase Program
During the quarter ended December 31, 2008, the Company did not make any repurchases of its Class A common stock under its stock repurchase program. As of December 31, 2008, the Company had approximately $127 million of authorized repurchase capacity remaining under its repurchase program. The program expired in February 2009 with no repurchases occurring in 2009. Share repurchases under the program were made on the open market or in privately negotiated transactions. The timing and amount of all shares repurchased was determined by Lamar’s management based on its evaluation of market conditions and other factors. All repurchased shares are available for future use for general corporate and other purposes.
Guidance
For the first quarter of 2009 the Company expects net revenue to be approximately $246.0 million. On a pro forma basis this represents a decrease of approximately 15% over the same period in 2008. As we have reported previously, management began taking steps in the fourth quarter to significantly reduce expenditures in several areas including operating expenses, capital expenditures and acquisitions. The Company expects to generate free cash flow in 2009 by continuing these measures and intends to use the funds generated by these actions to reduce existing indebtedness.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the first quarter of 2009 and the Company’s ongoing stock repurchase plan. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the length and severity of the current recession and the effect that it has on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.

Conference Call Information
A conference call will be held to discuss the Company’s operating results Thursday, February 26, 2009 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	78537190
Available through Monday, March 2, 2009 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, March 2, 2009 at 11:59 p.m. eastern time
General Information on Lamar
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states and Puerto Rico, logo businesses in 19 states and the province of Ontario, Canada and approximately 66 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

Net revenues	$279,308	$304,892	$1,198,419	$1,209,555

Operating expenses (income)
Direct advertising expenses	107,987	102,724	436,556	408,397
General and administrative expenses	47,207	49,247	199,420	196,633
Corporate expenses	9,694	11,277	49,196	46,269
Non-cash compensation	(42)	5,734	9,005	27,488
Depreciation and amortization	94,172	86,059	331,654	306,879
Gain on disposition of assets	(3,483)	(1,408)	(7,363)	(3,914)

	255,535	253,633	1,018,468	981,752

Operating income	23,773	51,259	179,951	227,803

Other expense (income)
Gain on disposition of investment	—	—	(1,814)	(15,448)
Interest income	(205)	(1,552)	(1,202)	(2,598)
Interest expense	39,605	44,773	159,158	162,447

	39,400	43,221	156,142	144,401

(Loss) income before income tax expense	(15,627)	8,038	23,809	83,402
Income tax (benefit) expense	(8,790)	3,565	14,086	37,185

Net (loss) income	(6,837)	4,473	9,723	46,217
Preferred stock dividends	92	92	365	365

Net (loss) income applicable to common stock	$(6,929)	$4,381	$9,358	$45,852

Earnings per share:
Basic (loss) earnings per share	$(0.08)	$0.05	$0.10	$0.47

Diluted (loss) earnings per share	$(0.08)	$0.05	$0.10	$0.47

Cash dividends declared per share of common stock	$—	$—	$—	$3.25

Weighted average common shares outstanding:
- basic	91,513,304	94,114,619	92,125,660	96,779,009
- diluted	91,667,315	94,822,323	92,306,840	97,553,907

OTHER DATA
Free Cash Flow Computation:
EBITDA	$114,420	$141,644	$513,247	$558,256
Interest, net	(38,179)	(41,974)	(153,013)	(155,262)
Current tax benefit (expense)	14,842	(11,068)	10,589	(29,984)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures (1)	(38,824)	(47,089)	(198,070)	(220,534)

Free cash flow	$52,167	$41,421	$172,388	$152,111

(1)	See the capital expenditures detail included in this release for a breakdown by category.

	December 31,	December 31,
	2008	2007
Selected Balance Sheet Data:
Cash and cash equivalents	$14,139	$76,048
Working capital	84,105	155,229
Total assets	4,117,025	4,081,763
Total debt (including current maturities)	2,836,358	2,725,770
Total stockholders’ equity	860,251	931,007

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

Other Data:
Cash flows provided by operating activities	$108,796	$108,865	$346,520	$354,469
Cash flows used in investing activities	61,582	91,770	437,419	341,081
Cash flows (used in) provided by financing activities	(53,808)	36,428	30,002	39,277

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$108,796	$108,865	$346,520	$354,469
Changes in operating assets and liabilities	(11,392)	(10,372)	38,668	24,637
Total capital expenditures	(38,824)	(47,089)	(198,070)	(220,534)
Preferred stock dividends	(92)	(92)	(365)	(365)
Other	(6,321)	(9,891)	(14,365)	(6,096)

Free cash flow	$52,167	$41,421	$172,388	$152,111

Reconciliation of EBITDA to Net income:
EBITDA	$114,420	$141,644	$513,247	$558,256
Less:
Non-cash compensation	(42)	5,734	9,005	27,488
Depreciation and amortization	94,172	86,059	331,654	306,879
Gain on disposition of assets	(3,483)	(1,408)	(7,363)	(3,914)

Operating Income	23,773	51,259	179,951	227,803

Less:
Gain on disposition of investment	—	—	(1,814)	(15,448)
Interest income	(205)	(1,552)	(1,202)	(2,598)
Interest expense	39,605	44,773	159,158	162,447
Income tax (benefit) expense	(8,790)	3,565	14,086	37,185

Net (loss) income	$(6,837)	$4,473	$9,723	$46,217

	Three months ended
	December 31,
	2008	2007	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$279,308	$304,892	(8.4)%
Acquisitions and divestitures	—	11,338

Pro forma net revenue	$279,308	$316,230	(11.7)%

Reported direct advertising and G&A expenses	$155,194	$151,971	2.1%
Acquisitions and divestitures	—	9,228

Pro forma direct advertising and G&A expenses	$155,194	$161,199	(3.7)%

Reported outdoor operating income	$124,114	$152,921	(18.8)%
Acquisitions and divestitures	—	2,110

Pro forma outdoor operating income	$124,114	$155,031	(19.9)%

Reported Corporate expenses	$9,694	$11,277	(14.0)%
Acquisitions and divestitures	—	—

Pro forma Corporate expenses	$9,694	$11,277	(14.0)%

Reported EBITDA	$114,420	$141,644	(19.2)%
Acquisitions and divestitures	—	2,110

Pro forma EBITDA	$114,420	$143,754	(20.4)%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2007 for acquisitions and divestitures for the same time frame as actually owned in 2008.

	Three months ended
	December 31,
	2008	2007

Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor Operating income	$124,114	$152,921
Less: Corporate expenses	(9,694)	(11,277)
Non-cash compensation	42	(5,734)
Depreciation and amortization	(94,172)	(86,059)
Plus: Gain on disposition of assets	3,483	1,408

Operating income	$23,773	$51,259

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

Capital expenditure detail by category
Billboards — traditional	$8,605	$13,990	$58,064	$68,664
Billboards — digital	18,737	15,922	103,701	92,093
Logo	3,125	2,619	7,606	10,190
Transit	409	944	1,018	2,047
Land and buildings	3,294	9,039	11,240	31,463
Operating equipment	4,654	4,575	16,441	16,077

Total capital expenditures	$38,824	$47,089	$198,070	$220,534